EXHIBIT 99.1

A Publicly Traded Company (OTCBB:VPCO) (OTCQB:VPCO)

Vapor Corp. Filed Patent Application for Soft Padded Electronic Cigarette Cartridge

DANIA BEACH, FLORIDA, June 7, 2012/PRNewswire/— Vapor Corp. (OTCBB: VPCO) (OTCQB:VPCO), a leading U.S. based electronic cigarette company today announced that on June 5, 2012, it has filed a non-provisional patent for a “Padded Cartridge For An Electronic Cigarette Apparatus” based on Vapor’s previously filed provisional patent application, as filed with the U.S. Patent and Trademark Office on June 7, 2011.

Vapor Corp.’s Soft Padded Electronic Cigarette Cartridge is a soft tip filter with the same tactile feel of a traditional cigarette filter.

“We believe the soft padded electronic cartridge is the most significant innovation to e-cigarettes, since their invention and introduction to the US marketplace, said Kevin Frija, CEO of Vapor. We constantly strive to enhance the experience and comfort for those who use and enjoy our products. The comfort of the new soft tip filter will offer our customers the most realistic and similar experience akin to the filters of traditional cigarettes. We are truly excited to offer this unique remarkable advancement to our customers, and we plan to launch electronic cigarettes with these soft tip filters by year end to our on-line customers, and then roll out the product offerings brand by brand and company-wide in 2013.”

Vapor’s patent pending soft tip filters improve upon existing electronic cigarette cartridges, which are made of hard plastic and/or metal. While the Company believes that the U.S. Patent and Trademark Office will award it a patent for it soft tip filter, there is no assurance in this regard. Patton Boggs, LLP, a Washington DC based law firm represented the Company in the preparation and filing of the patent.

The soft tip filters will first be made available to our on-line customers by year end and thereafter in 2013 for our Fifty-One®, Krave®, VaporX®, EZ Smoker®, Green Puffer®, Americig®, FumaréTM, Hookah StixTM and Smoke Star® brands of electronic cigarettes and will be found at retailers nationwide in over 20,000 locations that sell Vapor’s products or online through the Company’s website.

About Vapor Corp.

Vapor Corp., a publicly traded company, is a leading U.S. based electronic cigarette company, whose brands include Fifty-One®, Krave®, VaporX®, EZ Smoker®, Green Puffer®, Americig®, FumaréTM, Hookah StixTM and Smoke Star®. “Electronic cigarettes” or “e-cigarettes,” designed to look like traditional cigarettes, are battery powered products that enable users to inhale nicotine vapor without smoke, tar, ash or carbon monoxide. Vapor’s electronic cigarettes and accessories are available online, on television and through retail locations throughout the United States.

Safe Harbor Statement

This press release contains certain forward-looking statements that are made pursuant to the “Safe Harbor” provisions of the Private Securities Litigation Reform Act of 1995, as amended. Words such as “expects,” “anticipates,” “plans,” “believes,” “scheduled,” “estimates” and variations of these words and similar expressions are intended to identify forward-looking statements. These forward-looking statements concern Vapor’s operations, economic performance and financial condition and are based largely on Vapor’s beliefs and expectations. These statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of Vapor to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Certain of these factors and risks, as well as other risks and uncertainties are stated in Vapor’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011 and in Vapor’s subsequent filings with the U.S. Securities and Exchange Commission. These forward-looking statements are made as of the date of this press release, and Vapor assumes no obligation to update the forward-looking statements or to update the reasons why actual results could differ from those projected in the forward-looking statements.

SOURCE Vapor Corp.

RELATED LINKS

http://www.vapor-corp.com